Exhibit 4.1

6.950% Series E Cumulative Redeemable Preferred Stock, Par Value $0.01 Number PR E- INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	6.950% Series E Cumulative Redeemable Preferred Stock, Par Value $0.01 Shares CUSIP 867892 606 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

FULLY PAID AND NONASSESSABLE SHARES OF 6.950% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE OF

SUNSTONE HOTEL INVESTORS, INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon the surrender of this certificates properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL] Dated:

	Secretary	President

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED SIGNATURE

SUNSTONE HOTEL INVESTORS, INC.

IMPORTANT NOTICE

CLASSES OF STOCK

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.  THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE CHARTER AND BYLAWS (COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION), TO ALL OF WHICH THE HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF ASSENTS.

RESTRICTION ON OWNERSHIP AND TRANSFER

THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  SUBJECT TO CERTAIN FURTHER RESTRICTIONS CONTAINED IN THE CHARTER AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK, (i) NO ONE PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE CORPORATION; (ii) NO ONE PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE CORPORATION; (iii) NO ONE PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES E PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS.  NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (AS DEFINED IN THE CHARTER) (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE).  ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.  IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES E PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES.  IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE.  FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO.  ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES E PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE.  REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT-	as tenants by the entireties	(Cust)	(Minor)

JT TEN-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)
		UNIF TRF MIN ACT-	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)

to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For Value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE